CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Compu-DAWN, Inc.




We hereby consent to the use in the Registration Statement on Form S-8 of our report dated March 5, 1998 (except as to Note 13c which is dated March 17, 1998, relating to the financial statements of Compu-DAWN, Inc. and to the reference to our firm under the caption "Experts" in this registration statement.



                                             /s/ Lazar Levine & Feliz LLP
                                             LAZAR LEVINE & FELIX LLP


New York, New York
March 30, 1998